UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

RPM INTERNATIONAL INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 18, 2008, Ernest Thomas was removed from his position as the Company's Senior Vice President and Chief Financial Officer. As a result, Mr. Thomas left the Company to pursue other business interests. A copy of the Company's press release is attached hereto as Exhibit 99.1.

(c) Also on June 18, 2008, the Board of Directors of the Company filled the vacancy in the position of Chief Financial Officer by electing P. Kelly Tompkins to the position of Executive Vice President—Administration and Chief Financial Officer. Prior thereto, Mr. Tompkins had been the Company's Executive Vice President and Chief Administrative Officer with the Chief Financial Officer position reporting to him. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Mr. Tompkins, age 51, was elected Executive Vice President and Chief Administrative Officer of the Company on October 5, 2006. He served as Senior Vice President of the Company from October 11, 2002 to October 5, 2006, served as General Counsel and Secretary from June 1998 to October 2006, and served as Vice President from June 1998 to October 2002. From June 1996 to June 1998, Mr. Tompkins served as Assistant General Counsel. From 1987 to 1995, Mr. Tompkins was employed by Reliance Electric Company in various positions including Senior Corporate Counsel, Director of Corporate Development and Director of Investor Relations. From 1985 to 1987, Mr. Tompkins was employed as a litigation attorney by Exxon Corporation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number Description

99.1 The Company's press release, dated June 23, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.

June 23, 2008	By:	/s/ Edward W. Moore

Name: Edward W. Moore
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	The Company's press release, dated June 23, 2008.